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NEWS RELEASE
COMPUWARE CORPORATION                                     [COMPUWARE LOGO]

Corporate Headquarters
ONE CAMPUS MARTIUS - DETROIT, MICHIGAN 48226
(800) 521-9353


FOR IMMEDIATE RELEASE
MARCH 22, 2005

            COMPUWARE AND IBM INK $400 MILLION SOFTWARE AND SERVICES
                RELATIONSHIP; SETTLE ALL OUTSTANDING LITIGATION

       IBM TO LICENSE $140 MILLION OF COMPUWARE SOFTWARE OVER FOUR YEARS; OFFERS TO PURCHASE $260 MILLION OF COMPUWARE SERVICES OVER FOUR YEARS;
               COMPUWARE TO MAINTAIN COMMITMENT TO IBM TECHNOLOGY


DETROIT--March 22, 2005--Compuware Corporation (NASDAQ: CPWR) today announced that it has entered into a software, services and technology relationship with IBM and settled all outstanding litigation between the enterprises. As a result of this agreement, IBM will license $140 million of Compuware software over four years and has offered to purchase $260 million of Compuware services over four years.


"This agreement benefits the customers, shareholders and employees of both IBM and Compuware," said Compuware Chairman and CEO Peter Karmanos, Jr. "Compuware software and services will help IBM increase productivity and reduce costs throughout its business and the businesses of its customers. Compuware is committed to continue providing value to IBM and to the customers of IBM technology."


The agreements announced today between Compuware and IBM include provisions related to:

    - IBM PURCHASE OF COMPUWARE PRODUCTS AND SERVICES--IBM will license $140 million of Compuware software over four years and has offered to purchase $260 million of Compuware services over four years. Compuware and IBM will establish a joint task force to ensure that IBM obtains maximum value from Compuware solutions.

    - TECHNICAL COLLABORATION--IBM and Compuware will exchange technical information for the interoperability of IBM and Compuware S/390 architecture and programs. Compuware continues as a member of IBM's PartnerWorld program, under which it receives technical information generally made available to other independent software vendors.

    - RECIPROCAL PATENT LICENSE AGREEMENT--IBM and Compuware have entered into a patent cross-licensing agreement, covering patents related to both companies' businesses.

    - SETTLEMENT OF PENDING LITIGATION--IBM and Compuware have settled all outstanding claims between the two companies, including pending litigation.


COMPUWARE CORPORATION

                                     -MORE-


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Page 2
Compuware and IBM Ink $400 Million Software and Services Relationship; Settle All Outstanding Litigation
March 22, 2005



Compuware Corporation (NASDAQ: CPWR) maximizes the value IT brings to the business by helping CIOs more effectively manage the business of IT. Compuware solutions accelerate the development, improve the quality and enhance the performance of critical business systems while enabling CIOs to align and govern the entire IT portfolio, increasing efficiency, cost control and employee productivity throughout the IT organization. Founded in 1973, Compuware serves the world's leading IT organizations, including more than 90 percent of the Fortune 100 companies. Learn more about Compuware at http://www.compuware.com/.

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FOR COMPUWARE SALES OR MARKETING INFORMATION

Compuware Corporation, One Campus Martius, Detroit, MI 48226, 800-521-9353, http://www.compuware.com



COMPUWARE PRESS CONTACT

Lisa Elkin, Vice President, Corporate Communications and Investor Relations, 313-227-7345


Certain statements in this release that are not historical facts, including those regarding the Company's future plans, objectives and expected performance, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.